EXHIBIT 5.1

July 2, 2012

CBL & Associates Properties, Inc.
2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee 37421

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) being filed by the Company concurrently herewith with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of one or more of the following securities of the Company: (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) shares of the Company's preferred stock, par value $.01 per share (the “Preferred Stock”), in one or more series; (iii) shares of the Company's common stock, par value $.01 per share (the “Common Stock”); (iv) depositary shares, to be represented by depositary receipts representing fractional interests in the Company's Preferred Stock (the “Depositary Shares”); (v) warrants to purchase shares of Common Stock or Preferred Stock, Depositary Shares, or Debt Securities (the “Warrants”) to be issued pursuant to one or more warrant agreements (the “Warrant Agreements”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (vi) rights to purchase shares of Common Stock or Preferred Stock, Depositary Shares, or Debt Securities (the “Rights”) to be issued pursuant to one or more rights agreements (the “Rights Agreements”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vii) units consisting of two or more types of the foregoing securities (the “Units”), to be issued pursuant to one or more unit agreements (the “Unit Agreements”). The Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

As counsel to the Company we have reviewed the Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated July 2, 2012. We have also reviewed the organizational documents of the Company, including the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of:

(1)	the Registration Statement;

(2)
certain resolutions of the Board of Directors of the Company, duly adopted by unanimous written consent effective as of June 1, 2012, relating to the registration of the Securities and related matters;

(3)	the Form of Indenture for Senior Debt Securities filed as Exhibit 4.12 to the Registration Statement; and

(4)	the Form of Indenture for Subordinated Debt Securities filed as Exhibit 4.13 to the Registration Statement.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, without independent verification of their accuracy.

We have also assumed:

(1)
that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and that the effectiveness thereof will not have been terminated or rescinded;

(2)
that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law);

(3)
that a Prospectus Supplement and any applicable free writing prospectus documents will have been prepared and filed in accordance with the applicable regulations of the Commission describing the Securities offered thereby and will comply with all applicable laws;

(4)
that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and any applicable free writing prospectus;

(5)
that the issuance, and certain terms, of the Securities to be issued by the Company from time to time (a) will be authorized and approved by the Company's Board of Directors or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware (the “Delaware Act”), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), in accordance with the Delaware Act, the Certificate of Incorporation and the Bylaws and (b) with respect to Preferred Stock, Certificates of Designations setting forth the number of shares and the terms of any class or series of Preferred Stock (the “Certificates of Designations”) to be issued by the Company will be filed with and accepted for record by the Secretary of State of Delaware prior to their issuance (such Board or Board Committee approval and, if applicable, acceptance of any Certificate of Designations for record, are referred to herein as the “Corporate Proceedings”);

(6)
that any applicable purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized pursuant to all necessary Corporate Proceedings and validly executed in definitive form and delivered by the Company and the other parties thereto;

(7)
that any of the Senior Debt Securities and the Subordinated Debt Securities will be issued by the Company pursuant to the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery of separate indentures substantially in the form of Exhibits 4.12 or 4.13 to the Registration Statement (as applicable) (each, as supplemented by any supplemental indenture applicable to any such series of Debt Securities, an “Indenture”), to be entered into between the Company and a commercial bank to be named by the Company, as trustee (the “Trustee”);

(8)	that upon the issuance of any shares of Common Stock, including any such shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation;

(9)
that upon the issuance of any shares of Preferred Stock, including any such shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable series of Preferred Stock designated pursuant to the Certificate of Incorporation, will not exceed, respectively, the total number of shares, and the number of shares of such series, of Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation;

(10)
that none of the Securities will be issued in violation of the restrictions on ownership and transfer set forth in Article FOURTH of the Certificate of Incorporation or any comparable provision in the Certificate of Designations creating any series of Preferred Stock;

(11)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a deposit agreement containing customary terms (a “Deposit Agreement”) relating to any Depositary Shares, and each amendment thereof or supplement thereto, and the completion of all Corporate Proceedings required to be taken by the Company to duly authorize each proposed issuance of Depositary Shares;

(12)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Warrant Agreement containing customary terms relating to any Warrants, and each amendment thereof or supplement thereto, and the completion of all Corporate Proceedings required to be taken by the Company to duly authorize each proposed issuance of Warrants;

(13)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Rights Agreement containing customary terms relating to any Rights, and each amendment thereof or supplement thereto, and the completion of all Corporate Proceedings required to be taken by the Company to duly authorize each proposed issuance of Rights;

(13)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Unit Agreement containing customary terms relating to any Units, and each amendment thereof or supplement thereto, and the completion of all Corporate Proceedings required to be taken by the Company to duly authorize each proposed issuance of Units;

(14)
that New York law will be chosen to govern the Indentures, any Deposit Agreements, any Warrant Agreements, any Rights Agreements and any Unit Agreements and that such choice is a valid and legal provision; and

(15)
that any Securities issuable pursuant to the terms of any Unit Agreement, any Securities issuable upon the exercise of any Warrant or Right, any Securities issuable upon conversion of any other convertible Securities, and any shares of Preferred Stock deposited pursuant a Deposit Agreement will be duly authorized pursuant to all necessary Corporate Proceedings, created and reserved for issuance pursuant to the terms of such Unit Agreement, Warrant or Right, or upon such exercise, conversion or deposit.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	The Company is a corporation validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware.

2.
With respect to any Debt Securities, when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has completed all Corporate Proceedings required to be taken to authorize and approve the applicable Indenture and the issuance and terms of such Debt Securities, including the terms of the offering thereof, (c) the applicable Indenture has been duly executed and delivered by the Company and the applicable Trustee, (d) the terms of such Debt Securities and of their issuance, offering and sale have been duly established in conformity with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement and (e) the Debt Securities have been duly executed and issued by the Company and authenticated by the applicable Trustee, and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

3.
With respect to shares of any series of Preferred Stock, when (A) the Board has completed all Corporate Proceedings required to be taken to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters and, including the adoption of a Certificate of Designations relating to such Preferred Stock and the filing and effectiveness of the Certificate of Designations with the Secretary of State of the State of Delaware as a supplement to the Certificate of Incorporation and (B) certificates representing the shares of such Preferred Stock have been duly executed, countersigned, registered and delivered (or, in the case of shares issued in book entry form, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners) by the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.
With respect to the shares of Common Stock, when both (A) the Board has completed all Corporate Proceedings required to be taken to approve the issuance and the terms of the offering thereof and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or, in the case of shares issued in book entry form, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and nonassessable.

5.
With respect to any Warrants, when (A) the Board has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, (B) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement

(including any applicable Unit Agreement) approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6.
With respect to any Rights, when (A) the Board has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, (B) the Rights Agreement relating to the Rights has been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company and (C) the Rights or certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate Rights Agreement and the applicable definitive purchase, underwriting or similar agreement (including any applicable Unit Agreement) approved by the Board upon payment of the consideration therefor provided for therein, the Rights will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

7.
With respect to the Depositary Shares, when (A) the Board has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, the due authorization and issuance to the depositary under the Deposit Agreement of the shares of Preferred Stock underlying the Depositary Shares, (B) the Deposit Agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, and (C) the Depositary Shares and the depositary receipt evidencing the Depositary Shares have been duly executed, registered, sold and delivered at the price and in accordance with the terms set forth in (i) the Registration Statement, (ii) the supplement or supplements to the Prospectus included therein, (iii) the Deposit Agreement, and (iv) either (X) pursuant to the applicable definitive purchase, underwriting or similar agreement approved by the Board or (Y) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, and in either case upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing such Depositary Shares, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

8.
With respect to any offering of any series of Units, when (A) the Board has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, to fix and determine the terms of the Units and the Securities underlying the Units; (B) the terms of the Units and the Securities constituting part thereof, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (C) the applicable Unit Agreement has been duly executed and delivered; (D) either (i) the Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and duly delivered to the purchasers thereof or (ii) in the case of Units issued in book entry form, the Units have been entered on the books of the transfer agent and registrar therefor under the names of the nominal owners; and (E) the Company receives the consideration therefore authorized by the Board, the Units will constitute valid and binding obligations of the Company, enforceable against Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the federal laws of the United States of America, the Delaware Act and the laws of the State of New York.

This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission relating thereto.

Very truly yours,

/s/ Husch Blackwell LLP
Husch Blackwell LLP